As filed with the Securities and Exchange Commission on February 12, 2003

Registration No. 333-103074

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SURE TRACE SECURITY CORPORATION

(Exact name of Registrant as Specified in its Charter)
Utah	84-0959153
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1530-9th Ave S.E.

Calgary, Alberta, Canada T2G 0T7

(Address of Principal Executive Offices) (Zip Code)

YEAR 2003 DIRECTORS, OFFICERS AND EMPLOYEES STOCK OPTION

AND STOCK AWARD PLAN

(Full Title of the Plan)

W. Scott Lawler, Esq.

1530 9th Ave. S.E.

Calgary, Alberta Canada T2G 0T7

(Name and Address of Agent for Service)

403-693-8014

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, no par value per share	3,400,000	$0.01	$34,000.00	N/A(2)
Total	3,400,000	$0.01	$34,000.00	N/A

(1) Pursuant to Rule 457(c), the proposed maximum offering price per share and the proposed maximum offering price have been calculated on the basis of the set exercise price for the shares under the Option Plan as filed as an Exhibit to this Registration Statement.

(2) An original registration fee of $18.39 was paid when the original S-8 was filed on February 10, 2003, based on an amount of to be registered of 20,000,000 shares.

This Amendment No. 1 to Form S-8 Registration Statement, file number 333-103074, is filed for only the following two (2) purposes:

1. Provide the new name of the registrant, Sure Trace Security Corporation; and

2. Reduce the total number of shares that may be issued pursuant to this registration statement to 3,400,000 shares from 20,000,000 shares.

All information and exhibits provided in the original filing are incorporated herein by reference, except for the registrant's 2003 Stock Option and Stock Award Plan, which has been amended and re-submitted as an Exhibit to this Amendment No. 1.

Item 8. Exhibits
Exhibit Number	Description
5.1*	Opinion of W. Scott Lawler, Esq.

23.1	Consent of W. Scott Lawler, Esq (included in Exhibit 5.1 to this Registration Statement

23.2*	Consent of Michael Johnson & Co., LLC

24*	Powers of Attorney

99.1	Year 2003 Directors, Officers and Employees Stock Option and Stock Award Plan

* Incorporated by reference to the Exhibits filed with the Registration Statement on Form S-8, file number 333-103074, filed on February 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Canada on the 11th day of February, 2003.

SURE TRACE SECURITY CORPORATION

(Registrant)

/s/ PETER LEEUWERKE

By: Peter Leeuwerke

Title: President*

* Executed on behalf of Mr. Peter Leeuwerke, President, by his Attorney-in-fact, Mr. W. Scott Lawler

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the following persons in the capacities and on the dates indicated pursuant to a signed power of attorney executed by such persons appointing W. Scott Lawler. Such power of attorney made Mr. Lawler a true and lawful attorney-in-fact and agent, with full power of substitution, of each person named below and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto Mr. Lawler full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that Mr. Lawler may lawfully do or cause to be done by virtue hereof.
/s/ PETER LEEUWERKE Peter Leeuwerke President and Member of the Board of Directors (Principal Executive and Principal Accounting Officer)	February 11, 2003
/s/ GRAHME ENTWISTLE Graham Entwistle Member of the Board of Directors	February 11, 2003

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of W. Scott Lawler, Esq.

23.1*	Consent of W. Scott Lawler, Esq (included in Exhibit 4.1 to this Registration Statement

23.2*	Consent of Michael Johnson & Company

24.*	Powers of Attorney

99.1	Year 2003 Directors, Officers and Employees Stock Option and Stock Award Plan

* Incorporated by reference to the Exhibits filed with the Registration Statement on Form S-8, file number 333-103074, filed on February 10, 2003.